EXHIBIT 11

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

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
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                                                                                   1995                1994                 1993
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
PRIMARY:

Earnings:
     Net income                                                                 $30,327             $78,016              $52,494
     Less dividends on HCI series 1 second preference shares                                                                (885)
                                                                           -------------       -------------        -------------
     Net income applicable to primary earnings
        per share calculation                                                   $30,327             $78,016              $51,609
                                                                           =============       =============        =============

Weighted average number of shares outstanding                                   138,117             137,733              137,046
                                                                           =============       =============        =============

Net income per share - primary                                                    $0.22               $0.57                $0.38
                                                                           =============       =============        =============

FULLY DILUTED:

Earnings:
     Net income                                                                 $30,327             $78,016              $52,494
     Less dividends on HCI series 1 second preference shares                                                                (885)
     Add:
        Interest relating to 5.5% convertible
           subordinated notes, net of tax                                         6,517               6,517                3,447
        Amortization of issuance costs relating  to 5.5%
           convertible subordinated notes, net of tax                               443                 443                  234
                                                                           -------------       -------------        -------------
        Net income applicable to fully diluted earnings
           per share calculation                                                $37,287             $84,976              $55,290
                                                                           =============       =============        =============

Weighted average number of shares outstanding:
     Common shares                                                              138,117             137,733              137,046
     Additional average shares outstanding assuming
        conversion of 5.5% convertible subordinated notes                         6,505               6,505                3,397
                                                                           -------------       -------------        -------------
                                                                                144,622             144,238              140,443
                                                                           =============       =============        =============

Net income per share - fully diluted (a)                                          $0.26               $0.59                $0.39
                                                                           =============       =============        =============

(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.

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